UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2011

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2011, Specialized Technology Resources, Inc, a Delaware corporation (“STRI”), which is a wholly-owned subsidiary of STR Holdings, Inc., a Delaware corporation (“STR Holdings”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) among STRI, Underwriters Laboratories Inc., a Delaware non-stock corporation (the “Buyer”), and STR Holdings, pursuant to which STRI will sell its world-wide quality assurance business providing inspection, testing, auditing and consulting services to third-party customers regarding safety, regulatory, quality, performance, social and ethical standards (the “QA Business”) to the Buyer.

Pursuant to the Purchase Agreement, STRI will sell its equity interests in Nutmeg Holdings, LLC (“Nutmeg”) and STR International, LLC (“International,” and together with Nutmeg and their respective subsidiaries, the “Companies”), which will hold the assets and certain liabilities of the QA Business, for approximately $275,000,000 in cash (the “Purchase Price”). Prior to the closing, STRI will enter into contribution agreements to effect, among other things, the transfer of the applicable assets, liabilities, subsidiaries and employees of the QA Business to Nutmeg and International prior to their being acquired by the Buyer at closing. The Purchase Price is subject to adjustment either upward or downward based on the net current assets of the Companies at closing.

Consummation of the sale of the QA Business is subject to certain customary closing conditions, including, among others, (i) no law or judgment prohibiting the sale; (ii) no Seller Material Adverse Effect or a Business Material Adverse Effect (each as defined in the Purchase Agreement and summarized below) having occurred; (iii) subject to a material adverse effect standard, the accuracy of the representations and warranties made by STRI and Buyer, respectively; (iv) obtaining certain third-party consents; (v) the completion of certain organizational matters; and (vi) other customary closing conditions.

As defined in the Purchase Agreement, “Seller Material Adverse Effect” means any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by the STRI of its obligations under the Purchase Agreement or the consummation of the transactions contemplated thereby, and “Business Material Adverse Effect” means any event, change, occurrence or effect that would (a) have a material adverse effect on the assets, properties, business, financial condition or results of operations of the QA Business, taken as a whole or (b) prevent, materially delay or materially impede the consummation of the transactions contemplated by the Purchase Agreement, other than any event, change, occurrence or effect resulting from (i) changes in general economic, financial market, business or geopolitical conditions, unless such changes disproportionately affect the QA Business, (ii) general changes or developments in any of the industries in which the QA Business operates, including increased competition, unless such changes disproportionately affect the QA Business, (iii) changes in exchange rates or interest rates or policy announcements or regulatory changes related to exchange rates or interest rates, (iv) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, unless such changes disproportionately affect the QA Business, (v) any failure by the QA Business to meet any published analyst estimates or expectations of the QA Business’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the QA Business to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Business Material Adverse Effect” may be taken into account in determining whether there has been a Business Material Adverse Effect), (vi) any outbreak or escalation of hostilities or war or any act of terrorism, unless such development disproportionately affects the QA Business, (vii) the announcement or performance of the Purchase Agreement and the transactions contemplated thereby, (vii) any action taken by STRI, (A) at the request of or with the consent of the Buyer or (B) as required pursuant to the terms of this Agreement, or (viii) the Buyer’s failure to provide consent as and when required under the covenants with respect to the conduct of the QA Business in the ordinary course of business during the period between execution of the Purchase Agreement and the closing of the sale.

The Purchase Agreement contains certain termination rights for each of the parties, including, (i) the closing having not been completed on or prior to September 30, 2011, or (ii) a material breach or failure to perform by the other party that is not or cannot be cured within 15 days’ notice of such breach or failure to perform.

The Purchase Agreement includes various representations and warranties.  The Purchase Agreement also provides for various covenants, including, among others things, with respect to (i) the conduct of the QA Business in the ordinary course of business during the period between execution of the Purchase Agreement and the closing of the sale, (ii) competition by STRI with the QA Business for a period of five years following the closing and (iii) solicitation of STRI’s and the Buyer’s respective employees by the other party for a period of two years following the closing, or the date of termination of the Purchase Agreement if terminated prior to the closing of the sale.  The parties have also agreed to certain indemnities in respect of losses resulting from breaches of representations, warranties, covenants and agreements and for certain liabilities, which are subject to certain limitations including deductibles and maximums.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is expected to be filed with STR Holdings’ current report on Form 8-K reporting the closing of the sale of the QA Business.

Item 8.01. Other Events.

On August 16, 2011, STR Holdings issued a press release announcing the execution of the Equity Purchase Agreement, dated as of August 16, 2011, by and among STRI, the Buyer, and STR Holdings. A copy of the press release is attached as Exhibit 99.1.

Forward Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company’s current views based on management’s beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the timing of consummating the proposed sale, the risk that a condition to closing of the proposed sale may not be satisfied, the risk that a regulatory approval that may be required for the proposed transactions is not obtained or is obtained subject to conditions that are not anticipated, and additional risks and uncertainties described in the Securities and Exchange Commission filings of STR Holdings, Inc., including its Form 10-K for the year ended December 31, 2010 and the Company’s Form 10-Q for the quarter ended June 30, 2011. STR Holdings undertakes no obligation to publicly update any forward-looking statements contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release entitled “STR Holdings Announces Sale of Quality Assurance Segment to UL” issued by the Company on August 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: August 16, 2011	By:	/s/ Barry A. Morris
Barry A. Morris

Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “STR Holdings Announces Sale of Quality Assurance Segment to UL” issued by the Company on August 16, 2011.